EXHIBIT 4.16

EXECUTION VERSION

ELEVENTH SUPPLEMENTAL INDENTURE (this “Eleventh Supplemental Indenture”) dated as of November 17, 2016, among HISTORIC TW INC., a Delaware corporation (the “Company”), TIME WARNER INC., a Delaware corporation (“TWX”), HISTORIC AOL LLC (formerly known as AOL LLC), a Delaware limited liability company (“AOL”), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation (“TBS”), HOME BOX OFFICE, INC., a Delaware corporation (“HBO”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York, as successor trustee to The Chase Manhattan Bank (formerly known as Chemical Bank)), a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS the Company (as successor to Time Warner Companies, Inc. (“TWCI”)) has executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of January 15, 1993, as amended from time to time, by way of the First Supplemental Indenture, dated as of June 15, 1993, between the Company (as successor to TWCI) and the Trustee, the Second Supplemental Indenture, dated as of October 10, 1996, among the Company (in its own capacity and as successor to TWCI) and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of December 31, 1996, among the Company (in its own capacity and as successor to TWCI) and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of December 17, 1997, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of January 12, 1998, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee, the Sixth Supplemental Indenture, dated as of March 17, 1998, among the Company (in its own capacity and as successor to TWCI), TBS and the Trustee (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of January 11, 2001, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of February 23, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “Eighth Supplemental Indenture”), the Ninth Supplemental Indenture, dated as of April 16, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS and the Trustee (the “Ninth Supplemental Indenture”) and the Tenth Supplemental Indenture, dated as of December 3, 2009, among the Company (in its own capacity and as successor to TWCI), TWX, AOL, TBS, HBO and the Trustee (the “Tenth Supplemental Indenture”) (the Original Indenture, as so amended, is herein called the “Indenture”), providing for the issuance and sale by the Company from time to time of its senior debt securities (the “Securities”, which term shall include any Securities issued under the Indenture after the date hereof);

WHEREAS TWCI was the original issuer under the Indenture and the Company (in its own capacity and not as successor to TWCI) has (a) by way of the Second Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of TWCI under the Indenture (the “Initial HTW Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the Initial HTW Guarantee, (b) by way of the Third Supplemental Indenture, extended to the Holders of Securities certain additional rights and privileges in connection with the Initial HTW Guarantee, and (c) by way of the Sixth Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of TBS under the TBS Guarantee (as defined below) (the “Additional HTW Guarantee” and together with the Initial HTW Guarantee, the “HTW Guarantees”) and extended to the Holders of Securities certain rights and privileges in connection with the Additional HTW Guarantee;

WHEREAS, pursuant to a certificate of ownership and merger filed with the Secretary of State of the State of Delaware, TWCI merged with and into the Company on February 24, 2009, with the Company being the surviving corporation, and the Company, by way of the Eighth Supplemental Indenture, assumed all the obligations of TWCI under the Indenture;

WHEREAS TBS has, by way of the Fourth Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of the Company under the Indenture (the “TBS Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TBS Guarantee;

WHEREAS AOL has, by way of the Seventh Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of HTW under the HTW Guarantees (the “AOL Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the AOL Guarantee, and has, by way of the Eighth Supplemental Indenture, affirmed that the AOL Guarantee, in so far as it is a guarantee of the obligations of the Company under the HTW Guarantees, constitutes a guarantee of the obligations of the Company, in its capacity as successor to TWCI, in respect of the Securities;

WHEREAS TWX has, by way of the Seventh Supplemental Indenture, unconditionally and irrevocably guaranteed the obligations of (a) AOL under the AOL Guarantee and (b) the Company under the HTW Guarantees (together, the “TWX Guarantee”) and extended to the Holders of Securities certain rights and privileges in connection with the TWX Guarantee, and has, by way of the Eighth Supplemental Indenture, affirmed that the TWX Guarantee, in so far as it is a guarantee of the obligations of the Company under the HTW Guarantees, constitutes a guarantee of the obligations of the Company, in its capacity as successor to TWCI, in respect of the Securities;

WHEREAS HBO has, by way of the Tenth Supplemental Indenture, unconditionally and irrevocably guaranteed the full and punctual payment of the principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and of all other monetary obligations of the Company under the Indenture (including obligations to the Trustee thereunder) and the Securities and of the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities;

WHEREAS TWX has entered into an Agreement and Plan of Merger, dated as of October 22, 2016, among TWX, AT&T Inc. and West Merger Sub, Inc., which provides for, subject to the satisfaction or waiver of certain conditions precedent contained therein, the merger of TWX with and into a wholly owned subsidiary of AT&T Inc. that is a newly formed Delaware limited liability company;

WHEREAS Section 901(3) of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time and without the consent of the Holders of any Securities, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, except that no such supplemental indenture may be entered into if to do so would adversely affect the interests of the Holders of Securities of any series in any material respect;

WHEREAS the Company desires to enter into this Eleventh Supplemental Indenture in reliance upon Section 901(3) of the Indenture to provide for certain amendments to the Indenture as set forth herein;

WHEREAS the Company is authorized by a Board Resolution to enter into this Eleventh Supplemental Indenture;

WHEREAS the amendments set forth herein do not adversely affect the interests of the Holders of Securities of any series in any material respect; and

WHEREAS the Company has requested that the Trustee execute and deliver this Eleventh Supplemental Indenture, and all requirements necessary to make this Eleventh Supplemental Indenture a valid instrument in accordance with its terms have been duly authorized in all respects.

NOW, THEREFORE, the Company, TWX, AOL, TBS, HBO and the Trustee hereby agree that this Eleventh Supplemental Indenture supplements the Indenture with respect to Securities issued thereunder:

SECTION 1.     Definitions. Unless otherwise provided herein, the capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

SECTION 2.     Amendments to Article Eight. (a) The introductory clause of Section 801 of the Indenture is hereby amended by inserting immediately after the words “any other corporation” therein the words “or limited liability company”.

(b)     Clause (1)(b) of Section 801 of the Indenture is hereby amended by inserting immediately after the words “TBS, the corporation” therein the words “or limited liability company”.

(c)     Section 802 of the Indenture is hereby amended by inserting immediately after the words “the successor Person” therein the words “or limited liability company”.

SECTION 3.     Amendment to Section 901. Clause (1) of Section 901 of the Indenture is hereby amended by inserting immediately after the words “of another corporation” therein the words “, limited liability company”.

SECTION 4.     This Eleventh Supplemental Indenture. This Eleventh Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

SECTION 5.     GOVERNING LAW. THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     Counterparts. This Eleventh Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 7.     Headings. The headings of this Eleventh Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8.     Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, TWX, AOL, HBO and TBS and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture.

SECTION 9.     Separability. In case any one or more of the provisions contained in this Eleventh Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Eleventh Supplemental Indenture or of the Securities, but this Eleventh Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

HISTORIC TW INC.,
by	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

TIME WARNER INC.,
by	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

HOME BOX OFFICE, INC.,
by	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Assistant Treasurer

HISTORIC AOL LLC, by Time Warner Inc., as sole member of Historic AOL LLC,
by	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

TURNER BROADCASTING SYSTEM, INC.,
by	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Trustee,
by	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Eleventh Supplemental Indenture]